Exhibit 10.1
------------

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the "Amendment") is entered into on this 8th day of December, 2004, by and between David Atiqi (the "Executive") and Gexa Corp., a Texas corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Executive entered into an employment agreement as of October 28, 2004 ("the Employment Agreement") and wish to amend said Employment Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants and obligations herein set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Employment Agreement is amended by adding the following Section 4(h):

     (h) The Company has recently announced that it has filed the necessary applications to become a qualified Retail Electricity Provider in New York and Massachusetts (the "New Markets"), in order to provide electricity to the Company's customers in Texas who also have operations in the New Markets. In order to further incentivize the Executive regarding the Company's operations in the New Markets, the Executive will be entitled to receive additional stock options under the Plan on the terms and conditions provided below (the "New Options"); provided, that, the Executive will not be entitled to receive any other compensation, including additional bonuses, commissions or equity incentives, regarding his performance as it relates to the New Markets other than the New Options. The terms and amount of the New Options are as follows:

     a. Term/Type - 10-year term, nonqualified options.

     b. Vesting shall occur as follows:

          o Achievement of attached stock option bonus targets, but not before May 1, 2007 - one third vested

          o Achievement of attached stock option bonus targets, but not before May 1, 2008 - two thirds vested

          o Achievement of attached stock option bonus targets, but not before May 1, 2009 - 100% vested

     c. Grant date - effective December 8, 2004

     d. Grant Criteria - from the period beginning on May 1, 2005 through April 30, 2006 (the "Period"), the Company will determine during each month of the Period, the total number of kWh's delivered to customers in the New Markets who have signed agreements with the Company with a term of at least 1 year, and will also determine the Profit Margin (defined below) per kWh during the Period.

If the Profit Margin during the Period is at least $.003 per kWh, then the Employee shall be eligible to vest in the number of Options that corresponds in the table set forth below to the highest amount of monthly kWh's delivered by the Company during the Period in the New Markets to customers who have signed agreements with the Company with a term of at least 1 year. If the Profit Margin is less than $.003 per kWh during the Period, or if the highest amount of monthly kWh's in the Period is less than 10,000,000 kWhs, then no options will be eligible to vest.

         highest kWh per month
         rounded up to nearest           Options Subject to Vesting
         ---------------------           --------------------------

            10,000,000                              10,000
            15,000,000                              10,000
            20,000,000                              10,000
            25,000,000                              10,000
            30,000,000                              10,000
            40,000,000                              10,000
            50,000,000                              20,000
            60,000,000                              20,000
            60,000,000+                             20,000
                                                   120,000

     For example, if the highest monthly amount of kWh in the Period (sold to customers in the New Markets with contracts of at least 1 year) is 20,000,000, the Executive will eligible to vest in 30,000 shares according to the vesting schedule detailed in the Non Statutory Stock Option Grant dated December 8, 2004. The employee will forfeit 90,000 options under this scenario. If the highest monthly amount of kWh in the Period (sold to customers in the New Markets with contracts of at least 1 year) is 65,000,000, the Executive will be eligible to vest in 120,000 shares according to the vesting schedule detailed in the Non Statutory Stock Option Grant dated December 8, 2004. For purposes hereof, the term "Profit Margin" shall mean the sum of all operating revenues attributable to sales of kWh's in the New Markets during the Period (sold to customers in the New Markets with contracts of at least 1 year), before taxes, less all cost of goods sold (including cost per mWh, ancillaries, balancing, ISO fees, congestion, transmission and distribution costs, losses of any type and any brokerage or other fees and anniversaries regarding sales of kWhs), divided by the total number of kWh's sold in the New Markets in the Period (sold to customers in the New Markets with contracts of at least 1 year).



     2. Except as set forth above, the Employment Agreement remains in full force and effect without amendment.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date and year first above written.

                              COMPANY:

                              GEXA CORP.


                              By:      /s/ Neil Leibman
                                       ------------------------------
                                       Neil Leibman, Chairman & CEO

                              EXECUTIVE:


                              By:      /s/ David Atiqi
                                       ------------------------------
                                       David Atiqi